UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2021

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, Stacey M. Stevens was appointed Chief Executive Officer and President of iCAD, Inc. (the “Company”), effective March 1, 2022. Ms. Stevens has been with the Company since June 2006 and has most recently served as the Company’s President since March 2019. Michael Klein, who currently serves as the Company’s Chairman and Chief Executive Officer, will continue to serve as Chairman of the Company’s Board of Directors following his resignation as Chief Executive Officer, effective March 1, 2022.

Ms. Stevens is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. Ms. Stevens’ existing employment agreement as described in the Company’s filings with the Securities and Exchange Commission will continue in effect until further notice. Mr. Klein’s existing employment agreement will terminate on his resignation date of March 1, 2022.

In addition to serving as the Company’s President since March 2019, from February 2016 to March 2019, Ms. Stevens served as the Company’s Executive Vice President, Chief Strategy and Commercial Officer, and from June 2006 to February 2016, she served as the Company’s Senior Vice President of Marketing and Strategy. Prior to joining iCAD, Ms. Stevens held a number of sales, business development, and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard’s Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From February 2005 to June 2006, she was Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips’ Healthcare Business. From 2003 to January 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips, where she was responsible for all marketing and certain direct sales activities of Philips America’s Field Operations. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Questrom School of Management.

Item 8.01. Other Events.

On December 8, 2021, Ms. Stevens entered into a pre-arranged stock trading plan to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The trading plan is designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

Ms. Stevens’ trading plan, which was adopted as part of her personal long-term financial planning efforts, provides for the purchase of shares of Common Stock having an aggregate market value of $100,000, exclusive of brokerage commissions and fees, in January 2022 at then-current market prices. Stock transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for purchasing stock of the public company. The plan may be entered into only when the officer or director is not in possession of material, non-public information about the company. Other officers and directors of the Company may from time to time establish stock trading plans under Rule 10b5-1. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 trading plans of the Company’s officers or directors. By furnishing the information in this Item 8.01, the Company is making no admission as to the materiality of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: December 8, 2021